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As filed with the Securities and Exchange Commission on October 23, 2002

Registration No. 333-90600

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Wynn Resorts, Limited
(Exact name of Registrant as specified in its charter)

Nevada	7990	46-0484987
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ronald J. Kramer
President
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin McGeehan, Esq. Ashok W. Mukhey, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067-4276 (310) 277-1010	Pamela B. Kelly, Esq. Latham & Watkins 633 West Fifth Street, Suite 4000 Los Angeles, CA 90071-2007 (213) 485-1234

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common stock, par value $0.01 per share	$517,517,250	$47,612

(1)
Includes $67,502,250 of aggregate offering price of shares of common stock that may be sold pursuant to the underwriters' over-allotment options.
(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the National Securities Dealers, Inc. filing fee and The Nasdaq National Market quotation fee.

Amount
Registration fee—Securities and Exchange Commission	$47,612
Filing fee—National Association of Securities Dealers, Inc.	30,500
Quotation fee—The Nasdaq National Market	100,000
Printing and engraving expenses	379,000
Legal fees and expenses	2,700,000
Accounting fees and expenses	250,000
Blue sky fees and expenses	8,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous	250,000
Total	$3,775,112

*
To be filed by amendment.

Item 14.    Indemnification of Directors and Officers

        The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or on behalf of the corporation by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

        Wynn Resorts' bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. In addition, Wynn Resorts intends to enter into separate indemnification agreements, attached as Exhibit 10.14 hereto, with its directors and officers which would require Wynn Resorts, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of Wynn Resorts' officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and, therefore, such indemnification provisions may be unenforceable.

        The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification by the Underwriters of Wynn Resorts and its officers and directors for certain liabilities, including matters arising under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities

        The following is a summary of the transactions by the Registrant during the past three years involving sales of the Registrant's securities that were not registered under the Securities Act:

          (a)  In April 2000, Stephen A. Wynn formed Valvino Lamore, LLC, known as Valvino, as its single member. Between April and September 2000, Mr. Wynn made equity contributions in an aggregate amount of $220.7 million. Until immediately prior to the consummation of this offering, our assets and operations were held and conducted by Valvino and its subsidiaries.

          (b)  In October 2000, Aruze USA, Inc., a Nevada corporation, contributed $260 million in cash to Valvino in exchange for 100,000 common shares, which represented a 50% interest in the profits and losses of Valvino, and was admitted as a member of Valvino. In connection with such contribution by Aruze USA, Valvino also issued 100,000 common shares, representing a 50% interest in Valvino's profits and losses, to Mr. Wynn to evidence his ownership interest in the limited liability company.

          (c)  In April 2001, Baron Asset Fund, a Massachusetts business trust, contributed $20.8 million in cash to Valvino in exchange for 7,692.31 common shares, which represented approximately a 3.70% interest in the profits and losses of Valvino, and was admitted as a member of Valvino.

          (d)  In April 2002, (1) Baron Asset Fund contributed an additional approximately $20.3 million in cash to Valvino, (2) Aruze USA contributed an additional $120 million in cash to Valvino, (3) Mr. Wynn contributed an additional approximately $32 million in cash to Valvino and (4) Mr. Wynn contributed his interest in Wynn Resorts (Macau) S.A., which was valued at approximately $56 million by the parties in the negotiation of Mr. Wynn's contribution of his interest, to Valvino. As a result of these capital contributions, Baron Asset Fund was issued an additional 2,834.01 common shares and its interest in Valvino's profits and losses increased to 5%. Aruze USA and Mr. Wynn received no additional shares as a result of the April 2002 capital contributions. Immediately following these capital contributions, each of Mr. Wynn and Aruze USA held a 47.5% interest in Valvino's profits and losses.

          (e)  In June 2002, the Kenneth R. Wynn Family Trust contributed $1.2 million in cash to Valvino in exchange for 307.38 common shares, which represented approximately a 0.146% interest in the profits and losses of Valvino, and was admitted as a member of Valvino.

          (f)    In September 2002, in exchange for the contribution of all of their respective membership interests in Valvino, the Registrant issued shares of its common stock to each of Mr. Wynn, Aruze USA, Baron Asset Fund and the Kenneth R. Wynn Family Trust.

        None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and, or Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16.    Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(10)
3.1	Second Amended and Restated Articles of the Registrant.(5)
3.2	Third Amended and Restated Bylaws of the Registrant.(5)
4.1	Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.(5)
5.1	Opinion of Schreck Brignone.(8)
10.1	Asset and Land Purchase Agreement, dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.(1)
10.2	First Amendment to Asset and Land Purchase Agreement, dated as of May 26, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.(1)
10.3	Second Amendment to Asset and Land Purchase Agreement, dated as of June 16, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.4	Third Amendment to Asset and Land Purchase Agreement, dated as of June 22, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.5	Fourth Amendment to Asset and Land Purchase Agreement, dated as of October 27, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.6	Fifth Amendment to Asset and Land Purchase Agreement, dated as of November 3, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)

10.7	Agreement, dated January 25, 2001, by and between Wynn Resorts Holdings, LLC and Calitri Services and Licensing Limited Liability Company.(4)
10.8	Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC and Wynn Resorts Holdings, LLC.(1)
10.9	Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.(1)
10.10	Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.(1)
10.11	Agreement for Guaranteed Maximum Price Construction Services between Wynn Las Vegas, LLC and Marnell Corrao Associates, Inc. for Le Rêve.(1)
10.12	Continuing Guaranty, dated June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, LLC.(1)
10.13	Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas, LLC and Bomel Construction Company, Inc.(1)
10.14	2002 Stock Incentive Plan.(4)
10.15	Form of Indemnity Agreement.(7)
10.16	Employment Agreement, dated April 1, 2002, by and between Wynn Resorts Holdings, LLC and Ronald J. Kramer.(2)
10.17	Contribution Agreement, dated as of June 11, 2002 by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund, the Kenneth R. Wynn Family Trust dated February 1985 and Wynn Resorts, Limited.(2)
10.18	Amended and Restated Business Loan Agreement, dated as of May 30, 2002, between Bank of America, N.A. and World Travel, LLC.(7)
10.19	Continuing Guaranty, dated May 30, 2002, by Valvino Lamore, LLC in favor of Bank of America, N.A.(2)
10.20	Agreement, dated as of June 13, 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited.(2)
10.21	Purchase Agreement, dated May 30, 2002, between Stephen A. Wynn and Valvino Lamore, LLC.(2)
10.22	Agreement, dated as of , between Wynn Design and Development, LLC and Butler/Ashworth Architects, Inc.(5)
10.23	Employment Agreement, dated as of May 31, 2002, by and between Valvino Lamore, LLC and Matt Maddox.(2)
10.24	Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A. (English translation of Portuguese version of Concession Agreement).(2)
10.25	Amended and Restated Commitment Letter Agreement, dated June 14, 2002, among Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear Stearns & Co. Inc., Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC. (2)
10.26	Agreement for Guarantee Maximum Price Construction Services Change Order, dated as of August 12, 2002, between Marnell Corrao Associates, Inc. and Wynn Las Vegas, LLC.(2)
10.27	Concession Contract for Operating Casino Gaming or Other Forms of Gaming in the Macao Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau) S.A. (English translation of Chinese version of Concession Agreement).(4)
10.28	Amended and Restated Art Rental and Licensing Agreement, dated August 19, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.(5)
10.29	Professional Design Services Agreement, effective as of October 5, 2001, between Wynn Design Development, LLC and A.A. Marnell II, Chtd.(4)
10.30	General Conditions to the Professional Design Services Agreement.(4)

10.31	Trademark/Service Mark Purchase Agreement, dated June 7, 2001, between Wynn Resorts and The STAD Trust.(4)
10.32	Purchase Agreement, dated as of April 1, 2001, between Stephen A. Wynn and Valvino Lamore, LLC.(4)
10.33	Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.34	First Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.35	Second Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.36	Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.37	Fourth Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.38	Employment Agreement, dated as of July 7, 2000, by and between Wynn Design & Development, LLC and William Todd Nisbet.(4)
10.39	Employment Agreement, dated as of September 6, 2002, by and between Wynn Resorts, Limited and Marc H. Rubinstein.(4)
10.40	Employment Agreement, dated as of September 9, 2002, by and between Wynn Resorts, Limited and John Strzemp.(4)
10.41	Form of Indenture, dated , 2002, governing the % Second Mortgage Notes due 2010 by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, LLC, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC, Valvino Lamore, LLC and Wells Fargo Bank, National Association, as trustee.(6)
10.42	Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.(5)
10.43	Employment Agreement, dated as of September 18, 2002, by and between Wynn Design & Development, LLC and Kenneth R. Wynn.(5)
10.44	Tax Indemnification Agreement, effective as of September 24, 2002, by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund on behalf of the Baron Asset Fund Series, Baron Asset Fund on behalf of the Baron Growth Fund Series, Kenneth R. Wynn Family Trust dated February 20, 1985, Valvino Lamore, LLC and Wynn Resorts, Limited.(5)
10.45	Employment Agreement, dated as of September 26, 2002, by and between Wynn Design & Development, LLC and DeRuyter O. Butler.(5)
10.46	Employment Agreement, dated as of October 4, 2002, by and between Wynn Resorts, Limited and Stephen A. Wynn.(5)
10.47	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.(7)
10.48	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.(7)
10.49	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.(7)
10.50	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.(7)
10.51	Employment Agreement, dated as of October 4, 2002, by and between Wynn Resorts, Limited and Marc D. Schorr.(7)
10.52	Form of Restricted Stock Agreement.(7)
10.53	Distribution Agreement and Assignment, effective as of October 17, 2002, by and between Wynn Resorts, Limited and Valvino Lamore, LLC.(7)
10.54	Form of Master Disbursement Agreement by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association.(6)

10.55	Form of Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in favor of Wells Fargo Bank, National Association, as trustee under the Indenture.(6)
10.56	Form of Lease Agreement by and between Valvino Lamore, LLC and Wynn Las Vegas, LLC.(7)
10.57	Form of Golf Course Lease by and between Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC.(7)
10.58	Form of Driving Range Lease by and between Valvino Lamore, LLC and Wynn Las Vegas, LLC.(7)
10.59	Form of Parking Facility Lease by and between Valvino Lamore, LLC and Wynn Las Vegas, LLC.(7)
10.60	Share Subscription and Shareholders' Agreement, made and entered into as of October 15, 2002, by and among S.H.W. & Co. Limited, SKKG Limited, L'Arc de Triomphe Limited, Classic Wave Limited, Yany Kwan Yan Chi, Li Tai Foon, Kwan Yan Ming, Wong Chi Seng, Wynn Resorts International, Ltd., and Wynn Resorts (Macau) Holdings, Ltd.(7)
10.61	Shareholders' Agreement, made and entered into as of October 15, 2002, by and among Wong Chi Seng, Wynn Resorts International, Ltd., Wynn Resorts (Macau), Limited and Wynn Resorts (Macau), S.A.(7)
10.62	Mortgage, Security Agreement and Assignment, dated as of February 28, 2002, between World Travel, LLC and Bank of America, N.A.(7)
10.63	Form of Registration Rights Agreement dated, October , 2002, by and between Wynn Resorts, Limited and Stephen A. Wynn.(8)
10.64	Form of Management Agreement, made as of , 2002, by and among Wynn Las Vegas, LLC and the subsidiaries and affiliates listed on Exhibit A thereto and Wynn Resorts, Limited.(8)
10.65	Form of Credit Agreement, dated as of October , 2002, among Wynn Las Vegas, LLC and the several lenders from time to time parties thereto.(9)
10.66	Form of Loan Agreement, dated as of October , 2002, by and among Wynn Las Vegas, LLC, Wells Fargo Bank Nevada, N.A. and the lenders listed therein.(9)
10.67	FF&E Facility Commitment Letter, dated October 3, 2002, from Deutsche Bank Trust Company Americas, Bank of America, N.A. and Bear Stearns Corporate Lending, Inc. to Bank of America, National Association.(10)
10.68	FF&E Facility Commitment Letter, dated September 16, 2002, from Bank of America, N.A. to Bank of America, National Association.(10)
10.69	FF&E Facility Commitment Letter, dated August 22, 2002, from The CIT Group/Equipment Financing, Inc. to Bank of America, National Association.(10)
10.70	FF&E Facility Commitment Letter, dated October 18, 2002, from General Electric Capital Corporation to Bank of America, National Association.(10)
10.71	FF&E Facility Commitment Letter, dated September 13, 2002, from SG Cowen Securities and Societe Generale to Deutsche Bank Securities Inc.(10)
10.72	FF&E Facility Commitment Letter, dated October 22, 2002, from GMAC Commercial Mortgage Corporation to Bank of America, National Association.(10)
10.73	Form of Underwriting Agreement by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and the several Underwriters listed in Schedule I thereto.(9)
10.74	Form of Wynn Resorts Agreement, dated as of , 2002.(10)
10.75	Form of Borrower Security Agreement, dated as of October , 2002, by Wynn Las Vegas, LLC, in favor of Wells Fargo Bank Nevada, National Association. (included in Exhibit 10.66)(9)
10.76	Form of Promissory Note made by Wynn Las Vegas, LLC. (included in Exhibit 10.66)(9)
10.77	Form of Aircraft Security Agreement, dated as of October , 2002, by Wells Fargo Bank Northwest, National Association. (included in Exhibit 10.66)(9)

10.78	Form of Assignment and Assumption Agreement, dated as of October , 2002, between Wynn Las Vegas, LLC and Wells Fargo Bank Nevada, National Association. (included in Exhibit 10.66)(9)
10.79	Form of Completion Guaranty, dated as of October , 2002, by Wynn Completion Guarantor, LLC in favor of Deutsche Bank Trust Company Americas, as the Bank Agent, and Wells Fargo Bank, National Association, as Trustee.(9)
10.80	Intentionally deleted.
10.81	Form of Project Lenders Intercreditor Agreement by and among Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association.(9)
10.82	Form of FF&E Intercreditor Agreement by and among Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and Wells Fargo Bank Nevada, National Association.(9)
10.83	Form of Guarantee and Collateral Agreement, dated as of , 2002, among Valvino Lamore, LLC, Wynn Las Vegas Capital Corp., Palo, LLC, Wynn Resorts Holdings, LLC, Desert Inn Water Company, LLC, World Travel LLC, Las Vegas Jet, LLC, Wynn Las Vegas, LLC and the other Grantors from time to time party thereto in favor of Wells Fargo Bank, National Association, as trustee.(9)
10.84	Form of Guarantee and Collateral Agreement, dated as of , 2002 among Valvino Lamore, LLC, Wynn Las Vegas Capital Corp., Palo, LLC, Wynn Resorts Holdings, LLC, Desert Inn Water Company, LLC, World Travel LLC, Las Vegas Jet, LLC, Wynn Las Vegas, LLC and the Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent.(9)
16.1	Letter from Arthur Andersen, LLP.(3)
21.1	Subsidiaries of the Registrant.(7)
23.1	Consent of Schreck Brignone (included in Exhibit 5.1).(8)
23.2	Consent of Deloitte & Touche LLP.(8)
24.1	Power of Attorney.(1)

        * To be filed by amendment.

(1)
Previously filed with the Form S-1 filed by the Registrant on June 17, 2002.

(2)
Previously filed with Amendment No. 1 to the Form S-1 filed by the Registrant on August 20, 2002.

(3)
Previously filed with Amendment No. 2 to the Form S-1 filed by the Registrant on August 26, 2002.

(4)
Previously filed with Amendment No. 3 to the Form S-1 filed by the Registrant on September 18, 2002.

(5)
Previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002.

(6)
Previously filed with Amendment No. 4 to the Registration Statement on Form S-1 of Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and the Other Registrants listed therein on October 21, 2002 (Registration No. 333-98369).

(7)
Previously filed with Amendment No. 5 to the Form S-1 filed by the Registrant on October 21, 2002.

(8)
Previously filed with Amendment No. 6 to the Form S-1 filed by the Registrant on October 22, 2002.

(9)
Incorporated by reference to Amendment No. 6 to the Registration Statement on Form S-1 of Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and the Other Registrants listed therein on October 23, 2002 (Registration No. 333-98369).

(10)
Filed herewith.

(b)  Financial Statement Schedules:

Page
Schedule II—Valuation and Qualifying Accounts	*

*
Previously filed with Amendment No. 6 to the Form S-1 filed by the Registrant on October 22, 2002.

        Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification by the Registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 22nd day of October, 2002.

WYNN RESORTS, LIMITED

By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chairman of the Board & Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	October 22, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 22, 2002
/s/ KAZUO OKADA Kazuo Okada	Vice Chairman of the Board	October 22, 2002
/s/ RONALD J. KRAMER Ronald J. Kramer	Director	October 22, 2002
/s/ ROBERT J. MILLER Robert J. Miller	Director	October 22, 2002
/s/ JOHN A. MORAN John A. Moran	Director	October 22, 2002
/s/ ELAINE P. WYNN Elaine P. Wynn	Director	October 22, 2002
/s/ STANLEY R. ZAX Stanley R. Zax	Director	October 22, 2002
/s/ ALLAN ZEMAN Allan Zeman	Director	October 22, 2002

S-1

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(10)
3.1	Second Amended and Restated Articles of the Registrant.(5)
3.2	Third Amended and Restated Bylaws of the Registrant.(5)
4.1	Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.(5)
5.1	Opinion of Schreck Brignone.(8)
10.1	Asset and Land Purchase Agreement, dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.(1)
10.2	First Amendment to Asset and Land Purchase Agreement, dated as of May 26, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.(1)
10.3	Second Amendment to Asset and Land Purchase Agreement, dated as of June 16, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.4	Third Amendment to Asset and Land Purchase Agreement, dated as of June 22, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.5	Fourth Amendment to Asset and Land Purchase Agreement, dated as of October 27, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.6	Fifth Amendment to Asset and Land Purchase Agreement, dated as of November 3, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.(1)
10.7	Agreement, dated January 25, 2001, by and between Wynn Resorts Holdings, LLC and Calitri Services and Licensing Limited Liability Company.(4)
10.8	Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC and Wynn Resorts Holdings, LLC.(1)
10.9	Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.(1)
10.10	Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.(1)
10.11	Agreement for Guaranteed Maximum Price Construction Services between Wynn Las Vegas, LLC and Marnell Corrao Associates, Inc. for Le Rêve.(1)
10.12	Continuing Guaranty, dated June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, LLC.(1)
10.13	Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas, LLC and Bomel Construction Company, Inc.(1)
10.14	2002 Stock Incentive Plan.(4)
10.15	Form of Indemnity Agreement.(7)
10.16	Employment Agreement, dated April 1, 2002, by and between Wynn Resorts Holdings, LLC and Ronald J. Kramer.(2)

10.17	Contribution Agreement, dated as of June 11, 2002 by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund, the Kenneth R. Wynn Family Trust dated February 1985 and Wynn Resorts, Limited.(2)
10.18	Amended and Restated Business Loan Agreement, dated as of May 30, 2002, between Bank of America, N.A. and World Travel, LLC.(7)
10.19	Continuing Guaranty, dated May 30, 2002, by Valvino Lamore, LLC in favor of Bank of America, N.A.(2)
10.20	Agreement, dated as of June 13, 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited.(2)
10.21	Purchase Agreement, dated May 30, 2002, between Stephen A. Wynn and Valvino Lamore, LLC.(2)
10.22	Agreement, dated as of , between Wynn Design and Development, LLC and Butler/Ashworth Architects, Inc.(5)
10.23	Employment Agreement, dated as of May 31, 2002, by and between Valvino Lamore, LLC and Matt Maddox.(2)
10.24	Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A. (English translation of Portuguese version of Concession Agreement).(2)
10.25	Amended and Restated Commitment Letter Agreement, dated June 14, 2002, among Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear Stearns & Co. Inc., Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC. (2)
10.26	Agreement for Guarantee Maximum Price Construction Services Change Order, dated as of August 12, 2002, between Marnell Corrao Associates, Inc. and Wynn Las Vegas, LLC.(2)
10.27	Concession Contract for Operating Casino Gaming or Other Forms of Gaming in the Macao Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau) S.A. (English translation of Chinese version of Concession Agreement).(4)
10.28	Amended and Restated Art Rental and Licensing Agreement, dated August 19, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.(5)
10.29	Professional Design Services Agreement, effective as of October 5, 2001, between Wynn Design Development, LLC and A.A. Marnell II, Chtd.(4)
10.30	General Conditions to the Professional Design Services Agreement.(4)
10.31	Trademark/Service Mark Purchase Agreement, dated June 7, 2001, between Wynn Resorts and The STAD Trust.(4)
10.32	Purchase Agreement, dated as of April 1, 2001, between Stephen A. Wynn and Valvino Lamore, LLC.(4)
10.33	Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.34	First Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.35	Second Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.36	Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.37	Fourth Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC.(4)
10.38	Employment Agreement, dated as of July 7, 2000, by and between Wynn Design & Development, LLC and William Todd Nisbet.(4)
10.39	Employment Agreement, dated as of September 6, 2002, by and between Wynn Resorts, Limited and Marc H. Rubinstein.(4)

10.40	Employment Agreement, dated as of September 9, 2002, by and between Wynn Resorts, Limited and John Strzemp.(4)
10.41	Form of Indenture, dated , 2002, governing the % Second Mortgage Notes due 2010 by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Desert Inn Water Company, LLC, Wynn Design & Development, LLC, Wynn Resorts Holdings, LLC, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC, Valvino Lamore, LLC and Wells Fargo Bank, National Association, as trustee.(6)
10.42	Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.(5)
10.43	Employment Agreement, dated as of September 18, 2002, by and between Wynn Design & Development, LLC and Kenneth R. Wynn.(5)
10.44	Tax Indemnification Agreement, effective as of September 24, 2002, by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund on behalf of the Baron Asset Fund Series, Baron Asset Fund on behalf of the Baron Growth Fund Series, Kenneth R. Wynn Family Trust dated February 20, 1985, Valvino Lamore, LLC and Wynn Resorts, Limited.(5)
10.45	Employment Agreement, dated as of September 26, 2002, by and between Wynn Design & Development, LLC and DeRuyter O. Butler.(5)
10.46	Employment Agreement, dated as of October 4, 2002, by and between Wynn Resorts, Limited and Stephen A. Wynn.(5)
10.47	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.(7)
10.48	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Ferrari North America, Inc.(7)
10.49	Letter of Intent, dated May 24, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.(7)
10.50	First Amendment to Letter of Intent, dated as of October 4, 2002, by and between Valvino Lamore, LLC and Maserati North America, Inc.(7)
10.51	Employment Agreement, dated as of October 4, 2002, by and between Wynn Resorts, Limited and Marc D. Schorr.(7)
10.52	Form of Restricted Stock Agreement.(7)
10.53	Distribution Agreement and Assignment, effective as of October 17, 2002, by and between Wynn Resorts, Limited and Valvino Lamore, LLC.(7)
10.54	Form of Master Disbursement Agreement by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association.(6)
10.55	Form of Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in favor of Wells Fargo Bank, National Association, as trustee under the Indenture.(6)
10.56	Form of Lease Agreement by and between Valvino Lamore, LLC and Wynn Las Vegas, LLC.(7)
10.57	Form of Golf Course Lease by and between Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC.(7)
10.58	Form of Driving Range Lease by and between Valvino Lamore, LLC and Wynn Las Vegas, LLC.(7)
10.59	Form of Parking Facility Lease by and between Valvino Lamore, LLC and Wynn Las Vegas, LLC.(7)

10.60	Share Subscription and Shareholders' Agreement, made and entered into as of October 15, 2002, by and among S.H.W. & Co. Limited, SKKG Limited, L'Arc de Triomphe Limited, Classic Wave Limited, Yany Kwan Yan Chi, Li Tai Foon, Kwan Yan Ming, Wong Chi Seng, Wynn Resorts International, Ltd., and Wynn Resorts (Macau) Holdings, Ltd.(7)
10.61	Shareholders' Agreement, made and entered into as of October 15, 2002, by and among Wong Chi Seng, Wynn Resorts International, Ltd., Wynn Resorts (Macau), Limited and Wynn Resorts (Macau), S.A.(7)
10.62	Mortgage, Security Agreement and Assignment, dated as of February 28, 2002, between World Travel, LLC and Bank of America, N.A.(7)
10.63	Form of Registration Rights Agreement, dated October , 2002, by and between Wynn Resorts, Limited and Stephen A. Wynn.(8)
10.64	Form of Management Agreement, made as of , 2002, by and among Wynn Las Vegas, LLC and the subsidiaries and affiliates listed on Exhibit A thereto and Wynn Resorts, Limited.(8)
10.65	Form of Credit Agreement, dated as of October , 2002, among Wynn Las Vegas, LLC and the several lenders from time to time parties thereto.(9)
10.66	Form of Loan Agreement, dated as of October , 2002, by and among Wynn Las Vegas, LLC, Wells Fargo Bank Nevada, N.A. and the lenders listed therein.(9)
10.67	FF&E Facility Commitment Letter, dated October 3, 2002, from Deutsche Bank Trust Company Americas, Bank of America, N.A. and Bear Stearns Corporate Lending, Inc. to Bank of America, National Association.(10)
10.68	FF&E Facility Commitment Letter, dated September 16, 2002, from Bank of America, N.A. to Bank of America, National Association.(10)
10.69	FF&E Facility Commitment Letter, dated August 22, 2002, from The CIT Group/Equipment Financing, Inc. to Bank of America, National Association.(10)
10.70	FF&E Facility Commitment Letter, dated October 18, 2002, from General Electric Capital Corporation to Bank of America, National Association.(10)
10.71	FF&E Facility Commitment Letter, dated September 13, 2002, from SG Cowen Securities and Societe Generale to Deutsche Bank Securities Inc.(10)
10.72	FF&E Facility Commitment Letter, dated October 22, 2002, from GMAC Commercial Mortgage Corporation to Bank of America, National Association.(10)
10.73	Form of Underwriting Agreement by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and the several Underwriters listed in Schedule I thereto.(9)
10.74	Form of Wynn Resorts Agreement dated as of , 2002.(10)
10.75	Form of Borrower Security Agreement, dated as of October , 2002, by Wynn Las Vegas, LLC, in favor of Wells Fargo Bank Nevada, National Association. (included in Exhibit 10.66)(9)
10.76	Form of Promissory Note made by Wynn Las Vegas, LLC. (included in Exhibit 10.66)(9)
10.77	Form of Aircraft Security Agreement, dated as of October , 2002, by Wells Fargo Bank Northwest, National Association. (included in Exhibit 10.66)(9)
10.78	Form of Assignment and Assumption Agreement, dated as of October , 2002, between Wynn Las Vegas, LLC and Wells Fargo Bank Nevada, National Association. (included in Exhibit 10.66)(9)
10.79	Form of Completion Guaranty, dated as of October , 2002, by Wynn Completion Guarantor, LLC in favor of Deutsche Bank Trust Company Americas, as the Bank Agent, and Wells Fargo Bank, National Association, as Trustee.(9)
10.80	Intentionally deleted.
10.81	Form of Project Lenders Intercreditor Agreement by and among Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association.(9)

10.82	Form of FF&E Intercreditor Agreement by and among Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and Wells Fargo Bank Nevada, National Association.(9)
10.83	Form of Guarantee and Collateral Agreement, dated as of , 2002, among Valvino Lamore, LLC, Wynn Las Vegas Capital Corp., Palo, LLC, Wynn Resorts Holdings, LLC, Desert Inn Water Company, LLC, World Travel LLC, Las Vegas Jet, LLC, Wynn Las Vegas, LLC and the other Grantors from time to time party thereto in favor of Wells Fargo Bank, National Association, as trustee.(9)
10.84	Form of Guarantee and Collateral Agreement, dated as of , 2002 among Valvino Lamore, LLC, Wynn Las Vegas Capital Corp., Palo, LLC, Wynn Resorts Holdings, LLC, Desert Inn Water Company, LLC, World Travel LLC, Las Vegas Jet, LLC, Wynn Las Vegas, LLC and the Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent.(9)
16.1	Letter from Arthur Andersen, LLP.(3)
21.1	Subsidiaries of the Registrant.(7)
23.1	Consent of Schreck Brignone (included in Exhibit 5.1).(8)
23.2	Consent of Deloitte & Touche LLP.(8)
24.1	Power of Attorney.(1)

(1)
Previously filed with the Form S-1 filed by the Registrant on June 17, 2002.
(2)
Previously filed with Amendment No. 1 to the Form S-1 filed by the Registrant on August 20, 2002.
(3)
Previously filed with Amendment No. 2 to the Form S-1 filed by the Registrant on August 26, 2002.
(4)
Previously filed with Amendment No. 3 to the Form S-1 filed by the Registrant on September 18, 2002.
(5)
Previously filed with Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002.
(6)
Previously filed with Amendment No. 4 to the Registration Statement on Form S-1 of Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and the Other Registrants listed therein on October 21, 2002 (Registration No. 333-98369).
(7)
Previously filed with Amendment No. 5 to the Form S-1 filed by the Registrant on October 21, 2002.
(8)
Previously filed with Amendment No. 6 to the Form S-1 filed by the Registrant on October 22, 2002.
(9)
Incorporated by reference to Amendment No. 6 to the Registration Statement on Form S-1 of Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and the Other Registrants listed therein on October 23, 2002 (Registration No. 333-98369).
(10)
Filed herewith.

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